Exhibit 10.1

SCHLUMBERGER LIMITED

2004 STOCK AND DEFERRAL PLAN

FOR NON-EMPLOYEE DIRECTORS

(As Established Effective April 14, 2004)

ARTICLE I

PURPOSES OF PLAN AND DEFINITIONS

1.1 Purpose. Schlumberger Limited established this 2004 Stock and Deferral Plan for Non-Employee Directors (the “Plan”) for the purpose of providing non-employee directors of the Company with regular grants of shares of the common stock of the Company (or units representing such shares) and the opportunity to defer a portion of their compensation, in order to provide greater incentives for those Directors to attain and maintain the highest standards of performance, to attract and retain Directors of outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such Directors with those of the Company’s stockholders generally, and to reward such Directors for outstanding performance. The Plan has been established effective April 14, 2004, subject to the approval of the stockholders of the Company at the April 2004 annual meeting.

1.2 Definitions.

“Annual Director Award Date” means the last day of the calendar month in which occurs the first Board meeting following the regular annual general meeting of the stockholders of the Company.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Committee” means such committee as is designated by the Board to administer the Plan in accordance with Article II, or if no such committee is designated, the Board.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Company” means Schlumberger Limited, a Netherlands Antilles corporation.

“Determination Date” means the date on which delivery of a Participant’s deferred Stock Awards is made or commences, as determined in accordance with Section 5.1.

“Director” means an individual who is serving as a member of the Board.

“Effective Date” means April 14, 2004.

“Eligible Director” means each Director who is not an employee of the Company or of any of its subsidiaries.

“Participant” means an Eligible Director who is granted Stock Awards pursuant to Article III.

“Stock Account” means the bookkeeping account maintained for each Participant to record certain amounts deferred by the Participant in accordance with Article IV hereof.

“Stock Award” means an award of shares of Common Stock, restricted Common Stock or restricted Stock Units pursuant to Article III.

“Stock Unit” means a unit which represents the right to receive one share of Common Stock under such terms and conditions as may be prescribed by the Committee and this Plan.

ARTICLE II

ADMINISTRATION OF THE PLAN

2.1 Committee. This Plan shall be administered by the Committee.

2.2 Committee’s Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations, and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee shall also have the full and exclusive power to adopt rules, procedures, guidelines and sub-plans to this Plan relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures in foreign jurisdictions. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, determine the amount of Stock Awards a Participant may elect to defer, or waive any restriction or other provision of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

2.3 Committee Determinations Conclusive. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

2.4 Committee Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 2.5 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by an officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

2.5 Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan (other than its granting authority described in Article III) pursuant to such conditions or limitations as the Committee may establish.

ARTICLE III

STOCK AWARDS

3.1 Shares Available. There shall be available for Stock Awards during the term of this Plan an aggregate of 150,000 shares of Common Stock. Shares of Common Stock will be made available from either the Company’s authorized but unissued shares or treasury shares that have been issued but reacquired by the Company.

3.2 Annual Grants. On each Annual Director Award Date, each Eligible Director shall automatically be granted a Stock Award with respect to 2,000 shares of Common Stock in the form of a number of shares of Common Stock, restricted Common Stock or restricted Stock Units, with the form of such Stock Award to be determined by the Committee; provided, however, that no more than 30,000 shares of Common Stock, restricted Common Stock or restricted Stock Units may be awarded in any calendar year. The Stock Award shall be subject to such terms, conditions and restrictions (including vesting) as the Committee may determine in its discretion in connection with such award. In the event that on any Annual Director Award Date there are an insufficient number of shares reserved to make the automatic grants contemplated by this section, the number of shares subject to the Stock Awards made to each Eligible Director shall be reduced on a pro rata basis.

ARTICLE IV

DEFERRAL ELECTION AND ACCOUNTS

4.1 Deferral Election. A Director, at the discretion of the Committee, may irrevocably elect to defer the receipt of all or part of a Stock Award by submitting a Deferral Election in the manner specified by the Committee. The Deferral Election (i) shall specify the number of shares of Common Stock the receipt of which the Participant elects to defer, (ii) shall designate the period of deferral among the choices provided in Section 5.1, and (iii) may not be revoked or modified without the prior written approval of the Committee.

4.2 Timing of Elections. For the initial grants of Stock Awards in 2004 pursuant to Section 3.2, Deferral Elections must be made no later than April 13, 2004. For annual grants of Stock Awards pursuant to Section 3.2 after 2004, Deferral Elections must be made no later than the last day of the calendar year preceding the Annual Director Award Date. For newly appointed directors, Deferral Elections must be completed no later than the date 15 days after commencement of services as a Director. The Committee shall be authorized to adopt such other rules and limitations as it shall determine are necessary or appropriate with respect to the timing of elections to defer Stock Awards under the Plan.

4.3 Establishment of Accounts. The Company shall also set up an appropriate record (hereinafter called the “Stock Account”) which will from time to time reflect the name of each Participant and the number of restricted Stock Units and, if applicable, dividend equivalents credited to such Participant pursuant to Section 4.4.

4.4 Crediting of Deferred Stock Awards or Restricted Stock Unit Awards. Any Stock Awards deferred pursuant to a Deferral Election as described in Section 4.1 shall be credited to the Participant’s Stock Account as of the date the shares would otherwise have been delivered pursuant to Article III in the form of a number of restricted Stock Units equal to the number of shares of Common Stock deferred, and any restricted Stock Units awarded pursuant to Section 3.2 shall also be credited to a Participant’s Stock Account as of such date. No interest will be credited to a Participant’s Stock Account with respect to any restricted Stock Units. In the event that a dividend is paid on Common Stock during the period that restricted Stock Units are credited to the Participant’s Stock Account, an amount equivalent to the amount of the dividend will be credited to the Participant’s Stock Account and the accumulated amount will be paid out without interest at the end of the period of deferral.

4.5 Adjustments.

(a) Exercise of Corporate Powers. The existence of this Plan and any outstanding restricted Stock Units credited hereunder shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) Recapitalizations, Reorganizations and Other Activities. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of restricted Stock Units relating to such class of Common Stock; (ii) the appropriate fair market value and other price determinations for such restricted Stock Units; (iii) the number of shares reserved for issuance under this Plan in Section 3.1 and (iv) the limitation designated in Section 3.2 of this Plan shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of restricted Stock Units relating to such class of Common Stock; (ii) the appropriate fair market value and other price determinations for such restricted Stock Units; (iii) the number of shares reserved for issuance under this Plan in Section 3.1 and (iv) the limitation designated in Section 3.2 of this Plan to give effect to such transaction; provided that such adjustments shall only be such as are necessary to preserve, without increasing, the value of such items. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume restricted Stock Units by means of substitution of new restricted Stock Units, as appropriate, for previously issued restricted Stock Units or an assumption of previously issued restricted Stock Units as part of such adjustment.

ARTICLE V

DELIVERY OF DEFERRED SHARES

5.1 Period of Deferral. With respect to (a) Stock Awards deferred pursuant to Section 4.1, a Participant may elect that delivery of deferred Stock Awards credited to the Participant under the Plan be made or commence at (i) a date that is one year following the date of the termination of the Participant’s status as a Director of the Company, or (ii) the date of the termination of the Participant’s status as a Director of the Company, and (b) restricted Stock Units granted pursuant to Section 3.2, the Committee shall determine the date or conditions as of which shares represented by such restricted Stock Units will be delivered (the date elected or selected by the Participant or the Committee, as applicable, to be known as the “Determination Date”). Delivery of shares will be made within 60 days after the Determination Date.

5.2 Delivery of Deferred Stock Awards. As of the Determination Date, the aggregate number of restricted Stock Units and, if applicable, dividend equivalents credited to a Participant’s Stock Account as of such Determination Date shall be calculated. A Participant shall receive delivery of a number of shares of Common Stock equal to the aggregate number of restricted Stock Units and a cash payment equal to the amount of the aggregate dividend equivalents.

5.3 Death Prior to Payment. In the event that a Participant dies prior to delivery of all shares and funds deliverable pursuant to the Plan, any remaining shares and funds shall be delivered to the Participant’s estate within 60 days following the Company’s notification of the Participant’s death.

5.4 Delivery to Incompetents. To the extent allowed under applicable law, should the Participant become incompetent, the Company shall be authorized to deliver shares and funds deliverable pursuant to the Plan to a guardian or legal representative of such incompetent, or directly to such incompetent, whichever manner the Committee shall determine in its sole discretion.

ARTICLE VI

MISCELLANEOUS

6.1 Unfunded Plan. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. This Plan shall be unfunded. To the extent that a Participant acquires a right to receive delivery of shares from the Company under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Company and such right shall be an unsecured claim against the general assets of the Company.

Although bookkeeping accounts may be established with respect to Participants, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

6.2 Title to Funds Remains with Company. Amounts credited to each Participant’s Stock Account shall not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such amounts will remain with the Company and the Company’s only obligation will be to make timely delivery to Participants in accordance with the Plan.

6.3 Statement of Account. A statement will be furnished to each Participant annually on such date as may be determined by the Committee stating the balance of Stock Account as of a recent date designated by the Committee.

6.4 Assignability. Except as provided in Section 5.3, no right to receive delivery of shares hereunder shall be transferable or assignable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the U.S. Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under this Plan in violation of this Section 6.4 shall be null and void.

6.5 Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment, modification or termination shall, without the consent of the Participant, impair the rights of any Participant to the number of restricted Stock Units credited to such Participant’s Stock Account as of the date of such amendment, modification or termination and (ii) no amendment or modification shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed. The Board may at any time and from time to time delegate to the Committee any or all of this authority under this Section 6.5.

6.6 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of New York.

6.7 Tax and Social Insurance. Participants are responsible for any and all tax or social insurance due on Stock Awards or restricted Stock Units under this Plan. Participants shall pay or make arrangements to satisfy all withholding obligations of the Company related to this Plan. The Company has the authority to satisfy any withholding obligations from funds or shares of Common Stock deliverable pursuant to this Plan or other cash compensation due a Participant, if applicable.

6.8 Effect on Prior Plan’s Term. Effective as of the date of stockholder approval of the Plan as contemplated in the last sentence of Section 1.1, the Schlumberger Limited Stock and Deferral Plan for Non-Employee Directors, as established effective April 19, 2001 (the “Prior Plan”), shall be frozen, and no additional Stock Awards shall be made under the Prior Plan.